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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-160712

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 20, 2009)

Up to 948,115 Shares

Common Stock

        We are offering up to 948,115 shares of our common stock, par value $0.50 per share, directly to affiliate and non-affiliate investors. Our common stock is listed on The NASDAQ Global Market under the symbol "TNCC." On December 11, 2009, the closing price of our common stock on The NASDAQ Global Market was $3.65 per share.

        Investing in our common stock involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See "Risk Factors" beginning on page S-4 of this prospectus supplement for more information.

        The securities offered through this prospectus supplement are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Share
Offering price for non-affiliates	$3.63
Offering price for affiliates	$3.65

        The offering price per share of our common stock to non-affiliates is calculated as a 10% discount on the weighted average closing price of our common stock as reported on The NASDAQ Global Market for the 20-day period ended December 11, 2009. The offering price per share of our common stock to affiliates is the consolidated closing bid price of our common stock as determined in accordance with the rules of The NASDAQ Stock Market. We estimate that the total expenses of this offering will be approximately $86,000. We estimate that the net proceeds we will receive from this offering will be $3.4 million after deducting the estimated offering expenses payable by us and assuming that we sell the maximum number of shares of common stock offered hereby solely to non-affiliate investors. Because there is no minimum aggregate offering amount required as a condition to the closing of this offering, the actual offering amount and proceeds to us are not currently determinable and may be substantially less than the maximum amounts set forth above. We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about December 18, 2009.

        The aggregate market value of our common stock held by non-affiliates at October 27, 2009 was $25.2 million, based upon the closing sale price on that date. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Prospectus Supplement dated December 11, 2009.

Prospectus Supplement

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses we may provide to you in connection with this offering. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or a solicitation of an offer to purchase, these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectuses we may provide to you in connection with this offering is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        References in this prospectus supplement to "we," "us" and "our" refer to Tennessee Commerce Bancorp, Inc., a bank holding company incorporated in Tennessee, unless the context otherwise requires.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. We are providing information to you about this offering in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, including the documents incorporated by reference, which provides you with more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference in this prospectus supplement that we file with the SEC subsequent to the date of this prospectus.

        Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you when making your investment decision. You should also read and consider the information in the documents we have referred you to in this section of the accompanying prospectus entitled "WHERE YOU CAN FIND MORE INFORMATION."

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PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights certain information about us and this offering appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and does not contain all of the information that may be important to you and does not contain all of the information that you should consider before investing in our common stock. For a more complete understanding of our business and the common stock we are offering, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in their entirety, including the risk factors beginning on page S-4 and the financial statements and related notes. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus supplement to our fiscal years refer to our fiscal years ending December 31.

Tennessee Commerce Bancorp, Inc.

        Tennessee Commerce Bancorp, Inc. is incorporated in Tennessee and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended, or the BHC Act. We are a full service financial institution located in Franklin, Tennessee, 15 miles south of Nashville. We conduct our operations primarily through our bank subsidiary, Tennessee Commerce Bank, which offers a full range of banking services and products and operates with a focused "Business Bank" strategy. The "Business Bank" strategy emphasizes banking services for small- to medium-sized businesses, entrepreneurs and professionals in the local market.

Recent Developments

  Bank Examination

        The Federal Deposit Insurance Corporation, or the FDIC, and the Tennessee Department of Financial Institutions, or the TDFI, recently completed their field work in connection with their regularly scheduled examination of our bank subsidiary but have not yet delivered to us a final Report of Examination. While as of September 30, 2009 we were categorized as "well-capitalized" under current regulations, the examiners have preliminarily encouraged us to increase our capital ratios and indicated that they expect to recommend an informal corrective action. Any such recommendation by the examiners is subject to review by more senior FDIC officials at the FDIC's Dallas Regional Office, and is subject to further possible review by FDIC officials in Washington.

        On the basis of discussions with our bank regulatory examiners, the board of our bank subsidiary subsequently determined voluntarily to adopt a series of resolutions putting into place responsive measures to address proactively the regulatory concerns preliminarily indicated by the examiners, to comply with certain requirements of the FDIC related to asset growth, funding sources and capital preservation, and to attempt to further strengthen the bank. These measures include reducing the level of classified assets, reducing our reliance on the Internet-based wholesale deposit market (categorized as "purchased time deposits" in our financial statements) or other wholesale funding sources, maintaining certain capital levels exceeding the minimum required under current regulations to be "well capitalized," making provisions to increase allowance for loan and lease losses and requesting prior regulatory approval for any material growth in assets or volatile funding sources or payment of cash dividends. We also resolved to provide written confirmation of our compliance with the board's resolutions periodically to the FDIC and the TDFI. Our board of directors and management are committed to addressing and resolving the issues raised as a result of the examination as expeditiously as possible once the final Report of Examination is issued.

  Prepayment of FDIC Insurance Premiums

        On November 12, 2009, the FDIC announced a final rule that requires financial institutions, such as our bank subsidiary, to prepay on December 30, 2009 their estimated quarterly risk-based assessments for the fourth quarter of 2009 and for all of 2010 through and including 2012 in order to re-capitalize the Deposit Insurance Fund. We estimate that the amount of our prepayment will be $7.2 million. The new final rule also increased the FDIC assessment rates by three basis points effective January 1, 2011.

Corporate Information

        Tennessee Commerce Bancorp, Inc. was incorporated in Tennessee on March 22, 2000, for the purpose of acquiring 100% of the shares of Tennessee Commerce Bank by means of a share exchange. The share exchange was completed on May 31, 2000. Our principal executive offices are located at 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067, and our telephone number is (615) 599-2274.

 THE OFFERING

Issuer	Tennessee Commerce Bancorp, Inc.
Common stock offered by us	Up to 948,115 shares
Common stock to be outstanding after the offering	Up to 5,691,059 shares
Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See "Use of Proceeds."
The NASDAQ Global Market symbol	TNCC
Risk Factors

Investing in our common stock involves a high degree of risk. You should consider carefully each of the risks described in this prospectus supplement under the caption "Risk Factors" and the other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to purchase our common stock.

The information above and elsewhere in this prospectus supplement regarding outstanding shares of our common stock is based on 4,742,944 shares of common stock outstanding as of December 9, 2009 and excludes the following shares of our common stock:

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  an aggregate of 1,015,820 shares of common stock subject to options having a weighted average exercise price of $12.15 per share, of which options to purchase 653,820 shares, with a weighted average exercise price of $11.71 per share, were exercisable within 60 days of December 9, 2009;

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  an aggregate of 608,000 additional shares reserved and available for issuance under our equity incentive plan; and

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  461,538 shares of common stock issuable upon the exercise of a warrant issued to the United States Department of Treasury, or Treasury, on December 19, 2008 in connection with the Troubled Asset Relief Program/Capital Purchase Program, or TARP/CPP.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should consider carefully each of the following risks and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to purchase shares of our common stock. Additional risks of which we may not be aware or that we currently believe are immaterial may also adversely affect our business. If any of these risks actually occur, our business, financial condition, operating results and prospects could be adversely affected. As a result, the trading price of our common stock could decline, perhaps significantly, and you could lose all or part of your investment. In assessing these risks, you should refer to the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

 Risks Related to Our Business and Industry

Our concentration of commercial loans and commercial real estate loans expose us to credit risks.

        At September 30, 2009, our portfolio of commercial loans totaled $637.0 million, or 54.93% of total loans, and our commercial real estate loan portfolio was $445.2 million, or 38.39% of total loans. These types of loans generally expose us to a greater risk of nonpayment and loss than residential real estate loans because repayment of such loans often depends on the successful operations and income stream of the borrowers. Additionally, such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to residential real estate loans and many of our borrowers have more than one such loan outstanding. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a residential real estate loan. Further, we could sustain losses if we incorrectly assess the creditworthiness of such borrowers or fail to detect or respond to deterioration in asset quality in a timely manner. Problems with asset quality could cause our interest income and net interest margin to decrease and our provision for loan losses to increase, which could adversely affect our results of operations and financial condition.

        Commercial loans are generally secured by a variety of forms of collateral related to the underlying business, such as equipment, accounts receivable and inventory. Should a commercial loan require us to foreclose on the underlying collateral, the foreclosure expense may be significant if the collateral is of a unique nature. The collateral may be difficult to liquidate, and deteriorating market conditions may depress the value of such collateral, increasing the risk to us of recovering the principal amount of the loan. Accordingly, our financial condition may be adversely affected by defaults in this portfolio.

        Some economists believe that deterioration in income producing commercial real estate is likely to worsen as vacancy rates continue to rise and absorption rates of existing square footage and/or units continue to decline. Because of the current, general economic slowdown, these loans represent a high risk, could result in a sharp increase in our total net charge-offs and could require us to significantly increase our allowance for loan losses, which could have a material adverse effect on our financial condition or results of operations.

Our current sources of funds might not be sufficient to meet our future liquidity needs.

        The primary sources of our funds are loan repayments and customer deposits. While scheduled loan repayments are a relatively stable source of funds, they are subject to the ability of borrowers to repay the loans. The ability of borrowers to repay loans can be adversely affected by a number of factors, including changes in general economic conditions, adverse trends or events affecting business industry groups, reductions in real estate values or markets, business closings or lay-offs, rising fuel prices, inclement weather, natural disasters and international instability. Customer deposit levels may be affected by a number of factors, including rates paid by competitors, general interest rate levels, returns available to customers on alternative investments and general economic conditions. Accordingly, we may be required from time to time to rely on secondary sources of liquidity to meet withdrawal demands or otherwise fund operations. These sources include brokered deposits, Federal Home Loan Bank advances and federal funds lines of credit from correspondent banks. While our management believes that these sources are currently adequate, there can be no assurance they will be sufficient to meet future liquidity demands. We may be required to slow or discontinue loan growth, capital expenditures or other investments or liquidate assets should these sources not be adequate.

Our reliance on noncore funding sources could adversely affect our liquidity and results of operations.

        Recently our loan demand has exceeded the rate at which we have been able to increase our core deposits and, as a result, we have relied on and may continue to rely on noncore funding sources, such as brokered deposits, Federal Home Loan Bank advances, federal funds lines of credit from correspondent banks and deposits obtained through Internet sources, with which to make loans and provide liquidity. As of September 30, 2009, our noncore funding sources consisted of brokered deposits and deposits obtained through Internet sources and amounted to $527.9 million, or 43.91% of total deposits.

        Generally, brokered deposits may not be as stable as other types of deposits and, in the future, those depositors may not renew their time deposits when they mature, or we may have to pay a higher rate of interest to keep those deposits or to replace them with other deposits or with funds from other sources. Additionally, if we cease to be "well capitalized" for bank regulatory purposes or are placed under a formal enforcement action with corresponding restrictions, we will not be able to accept, renew or rollover brokered deposits without a waiver from the FDIC. An inability to maintain or replace these brokered deposits as they mature could adversely affect our liquidity. Further, paying higher interest rates to maintain or replace these deposits could adversely affect our net interest margin and our results of operations.

        The availability of noncore funding sources is subject to broad economic conditions and, therefore, the cost of funds may fluctuate significantly, impacting our net interest income, our immediate liquidity and our access to additional liquidity.

Capital constraints may affect our pace of growth and our ability to raise additional capital when needed is dependent on conditions outside our control.

        Our pace of growth may require us to raise additional capital in the future, but that capital may not be available when it is needed. We are required by federal and state regulatory authorities to maintain specific levels of capital to support our operations, so we may at some point need to raise additional capital to support any continued growth.

        Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside our control, and on our financial performance. Accordingly, we cannot provide any assurance that we will be able to raise additional capital if needed on terms acceptable to us. If we cannot raise additional capital when needed, our ability to continue our growth could be materially impaired.

An inadequate allowance for loan losses would reduce our earnings.

        The risk of credit losses on loans varies with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the value and marketability of the collateral for the loan. Management maintains an allowance for loan losses based upon, among other things, historical experience, an evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. Based upon such factors, management makes various assumptions and judgments about the ultimate collectability of the loan portfolio, provides an allowance for loan losses based upon a percentage of the outstanding balances and takes a charge against earnings with respect to specific loans when their ultimate collectability is considered questionable. If management's assumptions and judgments prove to be incorrect and the allowance for loan losses is inadequate to absorb losses, or if the bank regulatory authorities require us to increase the allowance for loan losses as a part of their examination process, our earnings and capital could be significantly and adversely affected.

In the future we may become subject to enforcement actions that could have a material adverse effect on our business, operations, financial condition, results of operations or the value of our common stock.

        Our bank subsidiary is not currently under, nor does management expect it to be placed under, a formal enforcement action. If, however, our condition deteriorates, then we could become subject to additional, heightened regulatory actions, possibly including memoranda of understanding, cease and desist orders, prompt corrective actions and/or other regulatory enforcement actions. If our regulators were to take such additional informal or formal enforcement actions, then we could, among other things, become subject to restrictions on our ability to develop any new business, as well as restrictions on our existing business, and we could be required to raise additional capital, dispose of certain assets and liabilities within a prescribed period of time, or both. The terms of any such enforcement action could have a material adverse effect on our business, operations, financial condition, results of operations and the value of our common stock.

We rely heavily on the services of key personnel.

        We depend substantially on the strategies and management services of our executive officers—Arthur F. Helf, Chairman and Chief Executive Officer, Michael R. Sapp, President, Frank Perez, Chief Financial Officer, H. Lamar Cox, Chief Operating Officer, and Martin Zorn, Chief Administrative Officer. The loss of the services of any of these executive officers could have a material adverse effect on our business, results of operations and financial condition. We are also dependent on certain other key officers who have important customer relationships or are instrumental to our operations. Changes in key personnel and their responsibilities may be disruptive to our business and could have a material adverse effect on our business, financial condition and results of operations. We believe that our future results will also depend in part upon our attracting and retaining highly skilled and qualified management, as well as sales and marketing personnel. We compete with a large number other financial institutions in the Nashville MSA for such personnel, and we cannot assure you that we will be successful in attracting or retaining such personnel.

Prepayment of FDIC insurance premiums and higher FDIC assessment rates could adversely affect our results of operations.

        As a result of the large number of recent bank failures that have depleted the Deposit Insurance Fund, the FDIC recently announced a final rule that requires financial institutions, such as our bank subsidiary, to prepay on December 30, 2009 their estimated quarterly risk-based assessments for the fourth quarter of 2009 and for all of 2010 through and including 2012 in order to re-capitalize the Deposit Insurance Fund. We estimate that the amount of our prepayment will be $7.2 million. The new final rule also increased the FDIC assessment rates by three basis points effective January 1, 2011. The FDIC premium prepayment and higher assessment rate could have an adverse impact on our results of operations. We cannot predict if the aggregate amount of all FDIC premium prepayments will be sufficient to cover expected bank failures. Therefore, we can give no assurance that the FDIC will not impose additional special assessments in the future to cover the costs associated with such failures.

Our business is subject to the success of certain local economies.

        Our success significantly depends upon the growth in population, income levels, deposits and new businesses in the Nashville metropolitan statistical area, or Nashville MSA, and the other markets in which we have significant loan production efforts. If the communities in which we operate do not grow or if prevailing economic conditions locally or nationally are unfavorable, our business may not succeed. Adverse economic conditions in our specific market areas could reduce our growth rate, affect the ability of our customers to repay their loans to us and generally affect our financial condition and results of operations. Moreover, we cannot give any assurance that we will benefit from any market growth or favorable economic conditions in our primary market areas if they do occur.

National market funding outside of the Nashville MSA has risks related to the potential disposition of collateral upon foreclosure.

        At September 30, 2009, 27.65% of our loan portfolio was composed of national market funding loans to non-Middle Tennessee businesses referred to us by a small network of equipment vendors and financial service companies. This lending causes us to have somewhat different risks than those typical for community banks generally. Our loan portfolio is somewhat geographically diverse, and as a result the loan collateral is also dispersed geographically. This may result in longer time periods to locate collateral and higher costs to dispose of collateral in the event that the collateral is used to satisfy the loan obligation.

Our business strategy includes the continuation of growth plans, and our financial condition and results of operations could be negatively affected if our business strategies are not effectively executed.

        We intend to continue pursuing a growth strategy for our business through organic growth of the loan portfolio. Our prospects must be considered in light of the risks, expenses and difficulties that can be encountered by financial service companies in rapid growth stages, which include the risks associated with the following:

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  maintaining loan quality;

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  maintaining adequate management personnel and information systems to oversee such growth;

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  maintaining adequate control and compliance functions; and

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  securing capital and liquidity needed to support our anticipated growth.

        There can be no assurance that we will maintain or achieve deposit levels, loan balances or other operating results necessary to avoid losses or produce profits. Our growth will cause growth in overhead expenses as we add staff. As a result, historical results may not be indicative of future results. Failure to successfully address these issues identified above could have a material adverse effect on our business, future prospects, financial condition or results of operations.

Competition from financial institutions and other financial service providers may adversely affect our profitability.

        The banking business is highly competitive and we experience competition in our markets from many other financial institutions. We compete with commercial banks, credit unions, savings and loan associations, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market funds, and other mutual funds, as well as other community banks and super-regional and national financial institutions that operate in the Nashville MSA and elsewhere. We not only compete with these companies in the Nashville MSA, but also in the regional and national markets in which we engage in our indirect funding programs.

        We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to successfully compete with an array of financial institutions in the Nashville MSA, and regionally and nationally with respect to our indirect funding programs.

Material fluctuations in non-interest income may occur.

        A substantial portion of our non-interest income is derived from the sale of loans, particularly loans generated for our national market funding portfolio. The timing and extent of these loan sales may not be predictable, and could cause material variation in our non-interest income on a quarter-to-quarter basis.

Negative developments in the financial services industry and U.S. and global credit markets may adversely impact our operations and results.

        Negative developments in the latter half of 2007 and throughout 2008 and 2009 in the capital markets have resulted in uncertainty in the financial markets in general with the expectation of the general economic downturn continuing through 2009 and into 2010. The performance of loan portfolios has deteriorated at many institutions resulting from, among other factors, a weak economy and a decline in the value of the collateral supporting the loans. The competition for our deposits has increased significantly as a result of liquidity concerns at other institutions. Stock prices of bank holding companies, like ours, have been negatively affected by the current condition of the financial markets, as has our ability, if needed, to raise capital or borrow in the debt markets. As a result, there is a potential for new federal or state laws and regulations regarding lending and funding practices and capital and liquidity standards, and financial institution regulatory agencies are expected to be very aggressive in responding to concerns and trends identified in examinations, including the expected issuance of many formal enforcement actions.

Recent legislative and regulatory initiatives to address difficult market and economic conditions may not stabilize the U.S. banking system.

        The Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009 followed, and have been followed by, numerous actions by the Federal Reserve Board, Congress, Treasury, the FDIC, the SEC and others to address the current liquidity and credit crisis that has followed the sub-prime meltdown that commenced in 2007. These measures include homeowner relief that encourages loan restructuring and modification; the establishment of significant liquidity and credit facilities for financial institutions and investment banks; the lowering of the federal funds rate; emergency action against short selling practices; a temporary guaranty program for money market funds; the establishment of a commercial paper funding facility to provide back-stop liquidity to commercial paper issuers; and coordinated international efforts to address illiquidity and other weaknesses in the banking sector. The purpose of these legislative and regulatory actions is to stabilize the U.S. banking system. These initiatives may not have their desired effects. If the volatility in the markets continues and economic conditions fail to improve significantly or worsen, our business, financial condition and results of operations could be materially and adversely affected.

Changes in interest rates could adversely affect our results of operations and financial condition.

        Changes in interest rates may affect our level of interest income, the primary component of our gross revenue, as well as the level of our interest expense. Interest rates are highly sensitive to many factors that are beyond our control, including general economic conditions and the policies of various governmental and regulatory authorities. Accordingly, changes in interest rates could decrease our net interest income. Changes in the level of interest rates also may negatively affect our ability to originate loans, the value of our assets and our ability to realize gains from the sale of our assets, all of which ultimately affect our earnings.

We are subject to extensive regulation that could limit or restrict our activities.

        We operate in a highly regulated industry and are subject to examination, supervision and comprehensive regulation by various federal and state agencies including the Federal Reserve Board, the FDIC and the TDFI. Our regulatory compliance is costly and restricts certain of our activities, including payment of dividends, mergers and acquisitions, investments, loans and interest rates charged, and interest rates paid on deposits. We are also subject to capitalization guidelines established by our regulators, which require us to maintain adequate capital to support our growth.

        The laws and regulations applicable to the banking industry could change at any time, and we cannot predict the effects of these changes on our business and profitability. Because government regulation greatly affects the business and financial results of all commercial banks and bank holding companies, our cost of compliance could adversely affect our ability to operate profitably. Further, the impact of new legislation in response to negative developments in the financial industry could adversely affect our operations by restricting our business operations.

        The Sarbanes-Oxley Act of 2002, and the related rules and regulations promulgated by the SEC and The NASDAQ Stock Market that are applicable to us, have increased the scope, complexity and cost of our corporate governance, reporting and disclosure practices. As a result, we have experienced, and may continue to experience, significant compliance costs.

Risks Related to Our Common Stock and the Offering

Even though our common stock is currently listed on The NASDAQ Global Market, the trading volume of our common stock has been low and the sale of substantial amounts of our common stock in the public market could depress the price of our common stock.

        While our common stock is listed on The NASDAQ Global Market, the trading volume of our common stock is relatively low and we cannot be certain when a more active and liquid trading market for our common stock will develop or be sustained. Because of this, our shareholders may not be able to sell their shares at the volumes, prices or times that they desire.

        We cannot predict the effect, if any, that future sales of our common stock in the market, or availability of shares of our common stock for sale in the market, will have on the market price of our common stock. We, therefore, can give no assurance that sales of substantial amounts of our common stock in the market, or the potential for large amounts of sales in the market, would not cause the price of our common stock to decline or impair our ability to raise capital through sales of our common stock.

        The market price of our common stock may fluctuate in the future, and these fluctuations may be unrelated to our performance. General market price declines or overall market volatility in the future could adversely affect the price of our common stock, and the current market price may not be indicative of future market prices.

Our issuance of securities to Treasury may limit our ability to return capital to our shareholders, may be dilutive to the holders of our common stock and may result in other restrictions to our operations.

        In connection with our sale of $30 million of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or Series A Preferred Stock, to Treasury on December 19, 2008, we also issued to Treasury a warrant to purchase 461,538 shares of our common stock. The terms of the transaction with Treasury will result in limitations on our ability to pay dividends and repurchase our shares. Until December 19, 2011 or until Treasury no longer holds any shares of the Series A Preferred Stock, we will not be able to pay dividends nor repurchase any of our shares without the approval of Treasury, with limited exceptions. In addition, we will not be able to pay any dividends at all on our common stock unless we are current on our dividend payments on the Series A Preferred Stock. These restrictions, as well as the dilutive impact of the warrant, may have a negative effect on the market price of our common stock and may be dilutive of our earnings per share. In addition, we are required to pay cumulative dividends at a rate of 5% per annum for the first five years, and thereafter at a rate of 9% per annum. Depending on our financial condition at the time, these dividends could have a negative effect on our liquidity. The shares of Series A Preferred Stock will receive preferential treatment in the event of our liquidation, dissolution or winding up.

Holders of the Series A Preferred Stock may, under certain circumstances, have the right to elect two directors to our board of directors.

        In the event that we fail to pay dividends on the Series A Preferred Stock for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of the Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights voting as a single class, will then be entitled to elect the two additional members of our board of directors at the next annual meeting (or at a special meeting called for the purpose of electing such directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full.

Holders of our subordinated debentures have rights that are senior to those of our common shareholders.

        In 2005 and 2008, we supported our continued growth through the issuance of trust preferred securities from two affiliated special purpose trusts and accompanying subordinated debentures. At September 30, 2009, we had outstanding trust preferred securities and accompanying subordinated debentures totaling $23 million. Our board of directors may decide to issue additional tranches of trust preferred securities in the future if markets for these securities improve. We conditionally guarantee payments of the principal and interest on the trust preferred securities. Further, the accompanying subordinated debentures we issued to the trust are senior to our shares of common stock. As a result, we must make payments on the subordinated debentures before any dividends can be paid on our common stock and, in the event of our bankruptcy, dissolution or liquidation, the holders of the subordinated debentures must be satisfied before any distributions can be made on our common stock. We have the right to defer distributions on our subordinated debentures (and the related trust preferred securities) for up to five years (from the date of issuance) during which time we may not pay dividends on our common stock.

There is no minimum aggregate offering amount required as a condition to the closing of this offering and the actual amount of net proceeds we receive may be lower than we anticipate, which may have a material adverse effect on our business.

        There is no minimum aggregate offering amount required as a condition to the closing of this offering. Accordingly, the actual amount of securities we sell may be less, and perhaps substantially less, than the maximum amount set forth on the cover page of this prospectus supplement. Likewise, the actual amount of net proceeds we receive may be substantially less than the amount set forth in this prospectus supplement under the caption "Use of Proceeds," which is based upon an assumption that we sell the maximum amount of securities offered hereby. Any substantial shortfall in the amount of securities we sell in this offering compared to the maximum amount offered hereby could have a material adverse effect on our financial condition and liquidity.

We may issue additional common stock or other equity securities in the future which could dilute the ownership interest of existing shareholders.

        In order to maintain our capital at desired levels or required regulatory levels, or to fund future growth, our board of directors may decide from time to time to issue additional shares of common stock, or securities convertible into, exchangeable for or representing rights to acquire shares of our common stock. The sale of these securities may significantly dilute our shareholders' ownership interest as a shareholder and the market price of our common stock. New investors in other equity securities issued by us in the future may also have rights, preferences and privileges senior to our current shareholders which may adversely impact our current shareholders.

The market price of our common stock may decline after this offering.

        We are currently offering for sale up to 948,115 shares of our common stock. The possibility that substantial amounts of shares of our common stock may be sold in the public market may cause prevailing market prices for our common stock to decrease. Additionally, because stock prices generally fluctuate over time, there is no assurance that purchasers of common stock in the offering will be able to sell shares after the offering at a price equal to or greater than the actual purchase price. Purchasers should consider these possibilities in determining whether to purchase shares of common stock and the timing of any sale of shares of common stock.

Investors in this offering may experience substantial dilution.

        As described under "Prospectus Supplement Summary—The Offering," we have a substantial number of stock options to purchase common stock outstanding under our equity incentive plan and we have a warrant to purchase shares of our common stock outstanding in connection with the TARP/CPP. If the holders of outstanding options and the warrant exercise those securities at prices below the offering price, you will incur dilution.

We will have broad discretion in how we use the proceeds of this offering, and we may not use these proceeds effectively, which could adversely affect our results of operations and cause our common stock price offered hereby to decline.

        We will have considerable discretion in the application of the net proceeds of this offering. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. We may not invest the proceeds of this offering effectively or in a manner that yields a favorable or any return and, consequently, this could result in further operating losses that could have a material and adverse effect on our business or cause the market price of our common stock to decline.

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell the common stock when you want to or at prices you find attractive.

        We cannot predict how our common stock will trade in the future. The market value of our common stock will likely continue to fluctuate in response to a number of factors including the following, most of which are beyond our control, as well as the other factors described above in "Risk Factors—Risks Related to Our Business and Industry":

  •
  actual or anticipated quarterly fluctuations in our operating and financial results;

  •
  developments related to investigations, proceedings or litigation that involve us;

  •
  changes in financial estimates and recommendations by financial analysts;

  •
  dispositions, acquisitions and financings;

  •
  actions of our current shareholders, including sales of our common stock by existing shareholders and our directors and executive officers;

  •
  fluctuations in the stock price and operating results of our competitors;

  •
  regulatory developments; and

  •
  developments related to the financial services industry.

        As a result of these factors, investors in our common stock may not be able to resell their shares at or above the offering price or may not be able to resell them at all. These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.

An entity holding as little as a 5% interest in our outstanding securities could, under certain circumstances, be subject to regulation as a "bank holding company."

        Any entity, including a "group" composed of natural persons, owning or controlling with the power to vote 25% or more of our outstanding securities, or 5% or more if the holder otherwise exercises a "controlling influence" over us, may be subject to regulation as a "bank holding company" in accordance with the BHC Act. In addition, (i) any bank holding company or foreign bank with a U.S. presence may be required to obtain the approval of the Federal Reserve Board under the BHC Act to acquire or retain 5% or more of our outstanding securities and (ii) any person not otherwise defined as a company by the BHC Act and its implementing regulations may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of our outstanding securities. Becoming a bank holding company imposes statutory and regulatory restrictions and obligations, such as providing managerial and financial strength for its bank subsidiaries. Regulation as a bank holding company could require the holder to divest all or a portion of the holder's investment in our securities or those nonbanking investments that may be deemed impermissible or incompatible with bank holding company status, such as a material investment in a company unrelated to banking.

FORWARD-LOOKING STATEMENTS

        Certain information included or incorporated by reference in this prospectus supplement and the accompanying prospectus may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "believe," "anticipate," "intend," "plan," "estimate," "project," "continue," "should," "could," "would" and other comparable terms. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of risks and uncertainties, including those set forth below, which could significantly affect our current plans and expectations and future financial condition and results.

        While it is not possible to identify all these factors, we continue to face many risks and uncertainties that could cause actual results to differ from those forward-looking statements, including:

  •
  changes in economic conditions;

  •
  competition for loans, mortgages and other financial services and products;

  •
  changes in interest rates;

  •
  concentrations within our loan portfolio;

  •
  our ability to maintain credit quality;

  •
  the effectiveness of our risk monitoring systems;

  •
  changes in consumer preferences;

  •
  the ability of our borrowers to repay loans;

  •
  the availability of and costs associated with maintaining and/or obtaining adequate and timely sources of liquidity;

  •
  changes in our operating strategy;

  •
  our ability to meet regulatory capital adequacy requirements;

  •
  our ability to collect amounts due under loan agreements and to attract deposits;

  •
  our ability to attract, train and retain qualified personnel;

  •
  the geographic concentration of our assets;

  •
  our ability to operate and integrate new technology;

  •
  our ability to provide market competitive products and services;

  •
  our ability to diversify revenue;

  •
  our ability to fund growth with lower cost liabilities;

  •
  laws and regulations affecting financial institutions in general; and

  •
  other factors detailed from time to time in our press releases and filings with the SEC.

        We caution you that the factors listed above, as well as the risk factors included or incorporated by reference in this prospectus supplement or in the accompanying prospectus, may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. We cannot predict such new risks, nor can we assess the impact, if any, of such new risks on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements.

        All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus supplement and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement. We undertake no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws. Shareholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus supplement.

 USE OF PROCEEDS

        We estimate that the net proceeds we will receive from this offering will be $3.4 million after deducting the estimated offering expenses payable by us and assuming that we sell the maximum number of shares of common stock offered hereby solely to non-affiliate investors as set forth on the cover page of this prospectus supplement.

        We intend to use the net proceeds from shares of common stock sold by us in this offering for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures and repurchases or redemptions of securities. We do not have a current specific plan for use of the proceeds, other than to fund operating losses. While we have estimated the particular uses for the net proceeds of this offering, we cannot specify these uses with certainty. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

        Pending application of the net proceeds as described above, the net proceeds of this offering will be deposited in interest bearing accounts or invested in certificates of deposit, United States government obligations or other short-term, high-quality debt instruments selected at our discretion.

 PLAN OF DISTRIBUTION

        We are offering to sell up to 948,115 shares of our common stock under this prospectus supplement directly to affiliate and non-affiliate investors. The offering price to non-affiliates is $3.63 per share, which is calculated as a 10% discount on the weighted average closing price of our common stock as reported on The NASDAQ Global Market for the 20-day period ended December 11, 2009. The offering price to affiliates is $3.65 per share, which is the consolidated closing bid price of our common stock as determined in accordance with the rules of The NASDAQ Stock Market. We are not offering the shares of common stock under this prospectus supplement through a placement agent, underwriter or securities broker or dealer.

        SEC Rule 3a4-1 under the Exchange Act permits us to conduct a direct offering of our securities without registration as a broker-dealer. Such offering may be conducted by our officers, directors and/or employees who (i) perform substantial duties for or on our behalf otherwise than in connection with securities transactions, (ii) were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and (iii) do not participate in selling an offering of securities for any issuer more than once every 12 months, with certain exceptions. Furthermore, such persons may not be subject to a statutory disqualification under Section 3(a)(39) of the Exchange Act and may not be compensated in connection with this offering by payment of commissions or other remuneration based either directly or indirectly on transactions in securities. All of our officers, directors and employees who conduct this offering will meet these requirements.

        No one has made any commitment to purchase any or all of the shares of our common stock being offered. Rather, our officers, directors and/or employees will undertake to find purchasers for the shares of common stock. We are not required to sell any minimum aggregate number of shares of our common stock in this offering and, therefore, we cannot predict how many shares of common stock, if any, will be sold. In connection with the offering, each investor must purchase a minimum of 2,500 shares of our common stock and will be limited to a maximum of 250,000 shares of our common stock; provided, however, we may waive these minimum and maximum subscription amounts for any director, officer or employee of ours who subscribes for shares of common stock in this offering.

        We will enter into subscription agreements with investors in connection with this offering. If you decide to subscribe for any shares of our common stock in this offering, you must (i) execute and deliver to us a subscription agreement and (ii) remit by wire transfer or check to us the amount of funds equal to the aggregate purchase price for the shares being purchased. All remittances by wire transfer for subscriptions must be made to the account indicated in the subscription agreement. We reserve the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All funds from any rejected subscriptions will be returned immediately by us to you, without deductions and without interest.

        The shares of common stock sold in this offering will be listed on The NASDAQ Global Market. We expect that the shares of common stock will be delivered only in book-entry form through The Depository Trust Company, New York, New York.

        The expenses directly related to this offering are estimated to be approximately $86,000 and will be paid by us. Expenses of the offering include our legal and accounting fees, transfer agent fees, The NASDAQ Global Market listing fees and miscellaneous fees. Stifel, Nicolaus & Company, Inc. will also receive monthly retainer fees in the amount of $35,000 during the term of this offering. In September 2009, we engaged Stifel Nicolaus as our exclusive financial advisor. Stifel Nicolaus has earned $140,000 in fees to date for such services.

LEGAL MATTERS

        Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee, will pass upon the validity of the shares of common stock offered by this prospectus supplement on our behalf.

EXPERTS

        The consolidated financial statements of Tennessee Commerce Bancorp, Inc. as of December 31, 2008 and for each of the years in the three-year period ended December 31, 2008 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the prospectus in reliance upon the reports of KraftCPAs PLLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC's website at www.sec.gov and on our corporate website at www.tncommercebank.com. The information on our corporate website is not part of this prospectus supplement, the accompanying prospectus, any free writing prospectuses or other offering materials.

        This prospectus supplement and the accompanying prospectus constitute part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus omit some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus supplement and the accompanying prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C.

        This prospectus supplement and the accompanying prospectus summarize provisions of contracts and other documents to which we refer you. Since those summaries are not complete and this prospectus supplement and the accompanying prospectus do not contain all the information that you may find important, you should review the full text of those documents. You should rely only on the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectuses we may provide to you in connection with the offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

        We are incorporating by reference information we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus supplement;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file later with the SEC automatically will update and supersede information contained in this prospectus supplement.

        We are incorporating by reference the following documents, which we have previously filed with the SEC:

  •
  Annual report on Form 10-K for the year ended December 31, 2008;

  •
  Quarterly report on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

  •
  Current reports on Form 8-K or 8-K/A filed with the SEC on January 6, 2009, January 27, 2009, January 28, 2009, January 30, 2009, April 8, 2009, April 29, 2009, May 26, 2009, July 29, 2009, July 31, 2009, October 20, 2009, November 23, 2009 and December 7, 2009 (except to the extent any parts of such reports were deemed furnished and not filed in accordance with SEC rules);

  •
  Definitive proxy statements on Schedule 14A filed with the SEC on April 20, 2009 and June 17, 2009;

  •
  the description of our common stock and preferred stock contained in our registration statement on Form 10, filed with the SEC on April 29, 2005, and any other amendment or report filed for the purpose of updating such description;

  •
  any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offerings under this prospectus (other than documents or information deemed furnished and not filed in accordance with SEC rules).

        You can obtain copies of the documents incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement without charge through our website (www.tncommercebank.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC, or by requesting them in writing or by telephone at the address below. Information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

  Tennessee Commerce Bancorp, Inc.
  381 Mallory Station Road, Suite 207
  Franklin, Tennessee 37067
  (615) 599-2274

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Rights
Purchase Contracts
Units

        We may offer from time to time, in one or more series, the following:

  •
  shares of our common stock;
  •
  shares of our preferred stock;
  •
  debt securities;
  •
  warrants to purchase shares of our common stock or preferred stock or our debt securities;
  •
  depositary shares;
  •
  rights;
  •
  purchase contracts; and
  •
  units.

        We will provide the specific prices and terms of these securities in one or more prospectus supplements at the time of an offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        We may offer and sell these securities directly to you through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will identify them and describe their compensation in a prospectus supplement.

        Our common stock is listed on The NASDAQ Global Market under the symbol "TNCC."

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Investing in these securities involves risks. You should carefully review the discussion under the heading "RISK FACTORS" on page five regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

        The securities are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 20, 2009

        You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or a solicitation of an offer to purchase, these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any other documents incorporated by reference is accurate only as of the date on the front cover of the applicable document.

        References in this prospectus to "we," "us" and "our" refer to Tennessee Commerce Bancorp, Inc., a bank holding company incorporated in Tennessee, unless the context otherwise requires.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or SEC. Under this process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and/or a free writing prospectus may also add to, update or change other information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements, information statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC's website at www.sec.gov and on our corporate website at www.tncommercebank.com. The information on our corporate website is not part of this prospectus or any accompanying prospectus supplements, free writing prospectuses or other offering materials.

        We "incorporate by reference" into this prospectus information we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file later with the SEC automatically will update and supersede information contained in this prospectus.

        We are incorporating by reference the following documents:

  •
  Annual report on Form 10-K for the year ended December 31, 2008;

  •
  Quarterly report on Form 10-Q for the three months ended March 31, 2009;

  •
  Current reports on Form 8-K filed with the SEC on January 6, 2009, January 27, 2009, January 28, 2009, January 30, 2009, April 8, 2009, April 29, 2009 and May 26, 2009 (except to the extent any parts of such reports were deemed furnished and not filed in accordance with SEC rules);

  •
  Definitive proxy statements on Schedule 14A filed with the SEC on April 20, 2009 and June 17, 2009;

  •
  the description of our common stock and preferred stock contained in our registration statement on Form 10, filed with the SEC on April 29, 2005, and any other amendment or report filed for the purpose of updating such description;

  •
  any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offerings under this prospectus (other than documents or information deemed furnished and not filed in accordance with SEC rules).

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You can obtain copies of the documents incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

    Tennessee Commerce Bancorp, Inc.
    381 Mallory Station Road, Suite 207
    Franklin, Tennessee 37067
    (615) 599-2274

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

FORWARD-LOOKING STATEMENTS

        Certain information included or incorporated by reference in this prospectus may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "believe," "anticipate," "intend," "plan," "estimate," "project," "continue," "should," "could," "would" and other comparable terms. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of risks and uncertainties, including those set forth below, which could significantly affect our current plans and expectations and future financial condition and results.

        While it is not possible to identify all these factors, we continue to face many risks and uncertainties that could cause actual results to differ from those forward-looking statements, including:

  •
  changes in economic conditions;

  •
  competition for loans, mortgages and other financial services and products;

  •
  changes in interest rates;

  •
  concentrations within our loan portfolio;

  •
  our ability to maintain credit quality;

  •
  the effectiveness of our risk monitoring systems;

  •
  changes in consumer preferences;

  •
  the ability of our borrowers to repay loans;

  •
  the availability of and costs associated with maintaining and/or obtaining adequate and timely sources of liquidity;

  •
  changes in our operating strategy;

  •
  our ability to meet regulatory capital adequacy requirements;

  •
  our ability to collect amounts due under loan agreements and to attract deposits;

  •
  our ability to attract, train and retain qualified personnel;

  •
  the geographic concentration of our assets;

  •
  our ability to operate and integrate new technology;

  •
  our ability to provide market competitive products and services;

  •
  our ability to diversify revenue;

  •
  our ability to fund growth with lower cost liabilities;

  •
  laws and regulations affecting financial institutions in general; and

  •
  other factors detailed from time to time in our press releases and filings with the SEC.

        We caution you that the factors listed above, as well as the risk factors included or incorporated by reference in this prospectus or any prospectus supplement, may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. We cannot predict such new risks, nor can we assess the impact, if any, of such new risks on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements.

        All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws. Shareholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus.

RISK FACTORS

        Potential investors are urged to read and consider the risk factors relating to an investment in our securities incorporated by reference herein from Part I, Item 1A of our most recent annual report on Form 10-K (together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q). Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or any prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

TENNESSEE COMMERCE BANCORP, INC.

        Tennessee Commerce Bancorp, Inc. is incorporated in Tennessee and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended. We are a full service financial institution located in Franklin, Tennessee, 15 miles south of Nashville. We conduct our operations primarily through our bank subsidiary, Tennessee Commerce Bank, which offers a full range of banking services and products and operates with a focused "Business Bank" strategy. The "Business Bank" strategy emphasizes banking services for small- to medium-sized businesses, entrepreneurs and professionals in the local market.

 USE OF PROCEEDS

        Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, including without limitation:

  •
  working capital;

  •
  capital expenditures;

  •
  acquiring businesses or investing in other business opportunities;

  •
  redemption and repayment of short-term or long-term borrowings; and

  •
  purchases of our common stock under our ongoing stock repurchase program.

        Pending any such use, we may temporarily invest the net proceeds in short-term marketable securities.

EARNINGS RATIOS

        The following tables set forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated. Before we issued shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or Series A Preferred Stock, to the United States Department of Treasury on December 19, 2008, no shares of our preferred stock were outstanding.

Ratio of Earnings to Fixed Charges

	Year Ended December 31,
						Three Months Ended March 31, 2009
	2008	2007	2006	2005	2004
Excluding interest on deposits	8.13	16.30	12.86	12.37	344.50	(1)
Including interest on deposits	1.31	1.30	1.35	1.50	1.64	(1)

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

	Year Ended December 31,
						Three Months Ended March 31, 2009
	2008	2007	2006	2005	2004
Excluding interest on deposits	8.13	16.30	12.86	12.37	344.50	(1)
Including interest on deposits	1.31	1.30	1.35	1.50	1.64	(1)

(1)
Earnings were insufficient to meet fixed charges and preferred stock dividends by $2.6 million for the three-month period ended March 31, 2009.

DESCRIPTION OF SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of the following securities that we may offer and sell from time to time:

  •
  shares of our common stock;

  •
  shares of our preferred stock;

  •
  debt securities;

  •
  warrants to purchase shares of our common stock or preferred stock or our debt securities;

  •
  depositary shares;

  •
  rights;

  •
  purchase contracts; and

  •
  units.

        The descriptions of the terms of these securities below are not meant to be complete but set forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered and the extent, if any, to which the general terms set forth below do not apply to those securities will be described in the related prospectus supplement. If the information contained in the prospectus supplement differs from the description below, you should rely on the information in the prospectus supplement. The descriptions below are qualified in their entirety by reference to our charter, as amended, and bylaws, as amended.

        We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed on a securities exchange, the applicable prospectus supplement will so indicate.

DESCRIPTION OF CAPITAL STOCK

General

        The description of our capital stock below is based on our charter, our bylaws and applicable provisions of Tennessee law. We have summarized certain portions of our charter and bylaws below. The summary is not complete. You should refer to the applicable provisions of our charter and bylaws which are incorporated by reference into the registration statement of which this prospectus forms a part, and to the Tennessee Business Corporation Act, or TBCA, for the provisions that are important to you.

Common Stock

        We may issue shares of our common stock from time to time. Our charter currently authorizes us to issue up to 10 million shares of our common stock, $0.50 par value per share. As of July 17, 2009, we had 5,707,595 shares of common stock outstanding and/or reserved for issuance. On June 17, 2009, we filed with the SEC and mailed to our shareholders a definitive proxy statement in which we proposed that our shareholders approve an amendment to our charter to authorize us to issue up to 20 million shares of our common stock. A special meeting of our shareholders will be held on July 30, 2009 to consider this proposal. There can be no assurance that the shareholders will approve the proposed amendment to our charter.

        Holders of outstanding shares of our common stock are entitled to receive such dividends, if any, as may be declared by our board of directors, in its discretion, out of funds legally available therefor. Holders of our common stock are entitled to one vote per share on all matters to be voted on by our shareholders, including the election of directors, and do not have cumulative voting rights.

        Under the TBCA, action on a matter (other than the election of directors) by a voting group is approved if a quorum exists, and if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

        In the event of our liquidation, the holders of our common stock are entitled to receive pro rata any assets distributed to shareholders with respect to their shares, after payment of all debts and other liabilities and payments to holders of our Series A Preferred Stock (as defined below) and to holders of other additional series of preferred stock, if any.

        Holders of our common stock have no right to subscribe to additional shares of capital stock that we may issue. All outstanding shares of common stock are, and the shares of common stock issued upon any conversion or exchange of any debt securities or preferred stock providing for such conversion or exchange will be, fully paid and nonassessable.

        Our common stock is listed on The NASDAQ Global Market under the symbol "TNCC." The transfer agent and registrar for our common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

Preferred Stock

        We may issue shares of our preferred stock from time to time. Our charter authorizes us to issue up to one million shares of preferred stock. As discussed below, as of the date of this prospectus, we had 30,000 shares of preferred stock outstanding. Shares of the preferred stock may be issued from time to time in one or more classes or series, with such designations, full or limited voting rights, redemption, conversion or sinking fund provisions, dividend rates or provisions, liquidation rights, and other preferences and limitations as the board of directors may determine in the exercise of its business judgment.

        The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control, which could depress the market price of our common stock. Unless otherwise indicated in the prospectus supplement, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

        The prospectus supplement relating to any preferred stock offered will contain a description of the specific terms of that class or series as fixed by our board of directors, including, as applicable:

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  the number of shares of preferred stock offered and the offering price of the preferred stock;

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  the title and stated value of the preferred stock;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

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  the date from which dividends on the preferred stock will accumulate, if applicable;

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  the liquidation rights of the preferred stock;

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  the sinking fund provisions, if applicable, for the preferred stock;

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  the redemption provisions, if applicable, for the preferred stock;

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  whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

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  whether the preferred stock will have voting rights and the terms of any voting rights, if any; and

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  any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Series A Preferred Stock Issued to Treasury

        On December 19, 2008, we issued 30,000 shares of our Series A Preferred Stock to Treasury in a private placement as part of the Capital Purchase Program under the Treasury's Troubled Asset Relief Program. The shares of Series A Preferred Stock were sold to Treasury for a purchase price of $30 million. Each share of Series A Preferred Stock has a liquidation value of $1,000. As of the date of this prospectus, shares of our Series A Preferred Stock are not listed on any securities exchange. The rights of Treasury or other holders of the Series A Preferred Stock will be subordinate to those of our general creditors.

        The Series A Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs: (i) senior to our common stock and to all capital stock ranking junior to the Series A Preferred Stock; (ii) on a parity with other classes or series of our preferred stock that we may issue, the terms of which specifically provide that such preferred stock ranks on a parity with the Series A Preferred Stock; and (iii) junior to all shares of capital stock that we may issue, the terms of which specifically provide that such shares of capital stock rank junior to the Series A Preferred Stock.

        We will pay the record holders of the Series A Preferred Stock, when, as and if declared by our board of directors, cumulative cash dividends at an annual rate of 5% of the $1,000 liquidation preference per share for the first five years and thereafter at a rate of 9% per year. Dividends will only be payable out of the assets legally available therefor. Dividends will be cumulative from and include the date of our original issuance of the Series A Preferred Stock and will be payable quarterly in arrears on the 15th day of February, May, August and November of each year or, if not a business day, the next succeeding business day, and no additional dividends will accrue as a result of that postponement. Dividends payable on the Series A Preferred Stock on any date prior to the end of a dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

        Dividends will be payable to record holders of the Series A Preferred Stock as they appear in our records at the close of business on the applicable record date, which will be the 15th calendar day immediately preceding such dividend payment date or such other record date fixed by the board of directors that is not more than 60 days nor less than 10 days before such dividend payment date. Any such day that is a dividend record date shall be a dividend record date whether or not such day is a business day.

        Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends, and whether or not those dividends are declared. Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the due date for the dividend payment on which they first become payable. Except as described in the next paragraph, we will not declare or pay or set apart for payment dividends on any common shares or shares of any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock (other than a dividend paid solely in shares of common stock) for any period, nor will we or any of our subsidiaries directly or indirectly, purchase, redeem or otherwise acquire for consideration any common shares or shares of any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock, unless full cumulative dividends on the Series A Preferred Stock (including dividends on any such unpaid amounts) for all past dividend periods and the then current dividend period have been or are contemporaneously (i) declared and paid in full or (ii) declared and a sum sufficient to pay them in cash is set apart for payment.

        When we do not pay dividends in full (or we do not set apart a sum sufficient to pay them in full) upon the Series A Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred Stock, we will declare any dividends upon the Series A Preferred Stock and any other series of preferred shares ranking on a parity as to dividends with the Series A Preferred Stock proportionately so that the dividends declared per share of Series A Preferred Stock (including dividends on any such unpaid amounts) and those other series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and those other series of preferred stock (which will not include any accrual in respect of unpaid dividends on such other series of preferred stock for prior dividend periods if those other series of preferred stock do not have cumulative dividends) bear to each other. If our board of directors or a duly authorized committee of the board of directors determines not to pay any dividend or a full dividend on a dividend payment date, we will provide written notice to the holders of the Series A Preferred Stock prior to such dividend payment date.

        Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the record holders of the Series A Preferred Stock will be entitled to be paid out of our assets or proceeds therefor legally available for distribution to our shareholders, subject to the rights of any of our creditors, a liquidation preference of $1,000 per share, plus an amount equal to any accrued and unpaid dividends, whether or not declared, (including dividends on any such unpaid amounts) to the date of payment, before any dividend or payment may be made to holders of our common stock or any other class or series of our capital stock ranking junior to the Series A Preferred Stock as to liquidation rights.

        If, upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Preferred Stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the Series A Preferred Stock as to liquidation rights, then the record holders of the Series A Preferred Stock and all other classes or series of capital stock of that kind will share proportionately in any such distribution of assets in proportion to the full respective liquidating distributions to which they would otherwise be entitled.

        After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity will not be deemed to constitute our liquidation, dissolution or winding up.

        Except as provided in the paragraph below, shares of the Series A Preferred Stock are not redeemable before February 15, 2012. On or after February 15, 2012, we may, at our option, upon written notice, subject to the approval of the appropriate federal banking agency, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, out of funds legally available therefor, for cash at a redemption price equal to the sum of (a) $1,000 per share of Series A Preferred Stock, and (b) any accrued and unpaid dividends up to and including the date fixed for redemption, including any dividends on any such unpaid dividends, regardless of whether any dividends are actually declared.

        Prior to February 15, 2012, we may, at our option, upon written notice, subject to the approval of the appropriate federal banking agency, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, out of funds legally available therefor, for cash at a redemption price equal to the sum of (i) $1,000 per share, and (ii) any accrued and unpaid dividends up to and including the date fixed for redemption (except as provided in the immediately following sentence), including any dividends on any such unpaid dividends, provided that (a) any such redemption prior to February 15, 2012 may only occur if we shall have received aggregate gross proceeds of not less than $7,500,000 from one or more "qualified equity offerings" (as defined below), and (b) the aggregate redemption price of the Series A Preferred Stock redeemed prior to February 15, 2012 may not exceed the aggregate net cash proceeds received by us from such qualified equity offerings. A qualified equity offering means our sale and issuance for cash to persons other than any of our subsidiaries of shares of perpetual preferred stock, common stock or any combination of such stock that, in each case, qualify as and may be included in our Tier 1 capital at the time of issuance under the applicable risk-based capital guidelines of the Board of Governors of the Federal Reserve System. The American Recovery and Reinvestment Act of 2009, however, permits us to repay any assistance received under Treasury's Troubled Asset Relief Program after consultation with the appropriate Federal banking agency without regard to any waiting period and without regard to whether we have replaced such funds from any other source.

        Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date but rather shall be paid to the holder of record on such dividend record date of the redeemed shares of Series A Preferred Stock. If the Series A Preferred Stock is then held in certificated form, record holders of certificates representing the Series A Preferred Stock to be redeemed will surrender such certificates at the place designated in the notice of redemption and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following surrender of the certificates.

        Notice of redemption shall be sent by first class mail, postage prepaid, to the holders of record of the shares of Series A Preferred Stock to be redeemed not less than 30 nor more than 60 days before the date of redemption, or, if shares of Series A Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, notice may be given at such time and in any manner permitted by such facility.

        If notice of redemption of any shares of Series A Preferred Stock has been given and if we have set aside in trust the funds necessary for the redemption for the benefit of the record holders of Series A Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on the Series A Preferred Stock and such Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of such Series A Preferred Stock will terminate, except for the right to receive the redemption price plus any accrued and unpaid dividends payable upon the redemption. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to us, after which time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.

        The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Holders of the Series A Preferred Stock have no right to require redemption or repurchase of any shares of the Series A Preferred Stock.

        Holders of our Series A Preferred Stock have no right to exchange or convert such shares into any other securities. Holders of our Series A Preferred Stock will generally have no voting rights, except as provided by applicable law and as described in the paragraphs below.

        Whenever dividends are not paid on the Series A Preferred Stock for six or more quarterly periods (whether or not consecutive), the size of our board of directors will be increased automatically by two directors, and holders of the Series A Preferred Stock, voting together as a class with the holders of all other classes or series of our capital stock upon which like voting rights have been conferred and are exercisable (herein referred to as voting parity stock), will be entitled to elect two additional directors to our board of directors at the next annual meeting (or at a special meeting called for the purpose of electing directors nominated by the holders of the Series A Preferred Stock prior to the next annual meeting) and each subsequent annual meeting until all of the accrued and unpaid dividends on the Series A Preferred Stock (including any dividends on any such unpaid dividends) for the past dividend periods and the then current dividend period have been declared and fully paid.

        The affirmative vote or consent of the holders of two-thirds of the outstanding Series A Preferred Stock, voting separately as a single class, will be required to: (i) authorize or create, or increase the authorized or issued amount of, or any issuance of, any shares or securities convertible into, exchangeable for or exercisable for any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to either or both of the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up; (ii) amend, alter or repeal the provisions of our charter or the amendment to our charter that established the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; or (iii) consummate a binding share exchange or reclassification involving the Series A Preferred Stock, or a merger or consolidation with another corporation or other entity, unless in each case (a) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole.

        The voting rights afforded to holders of Series A Preferred Stock will not apply if, at or before the time when the act with respect to which the vote would otherwise be required is effected, all outstanding Series A Preferred Stock are redeemed or called for redemption in accordance with their terms and upon proper notice, and we deposit sufficient funds, in cash, in trust to effect the redemption.

        No share of Series A Preferred Stock shall have any rights of preemption whatsoever as to any of our securities, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Anti-Takeover Provisions in Our Organizational Documents

        Our charter and bylaws contain provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our board of directors. These provisions could delay or prevent entirely a merger or acquisition that our shareholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm our stock price.

        "Blank Check" Preferred Stock.    Our charter provides that our board of directors may issue "blank check" preferred stock without shareholder approval. Some of the rights and preferences of these shares of preferred stock would be superior to the rights and preferences of shares of our common stock. Accordingly, the issuance of new shares of preferred stock may adversely affect the rights of the holders of shares of our common stock.

        Classified Board.    Our charter and bylaws provide that our board of directors will be divided into three classes. These classes are designated classes I, II and III, with each class to be as nearly equal in number as possible. Each class of directors is elected at a different annual meeting of shareholders. This provides for a "staggered" board, as only one-third of the directors will be elected at each annual meeting. Directors serve for three-year terms.

        The classified or staggered board makes it more difficult for any shareholders, including those holding a majority of the shares, to force an immediate change in the composition of a majority of the board of directors. Because the terms of only approximately one-third of the incumbent directors expire each year, it would require at least two annual elections for the shareholders to change the majority. At least two annual elections would be needed to change the majority of directors even if the only reasons for changing the majority of the directors were the shareholders' dissatisfaction with the performance of the majority of the board. Although the provision for staggered terms may make it more difficult to acquire operating control of our corporation, directors who oppose or who are discouraged by new controlling shareholders might resign, thereby allowing any new directors elected at any annual meeting after the new controlling shareholders take control to fill vacancies created by these resignations.

        Although we have not encountered difficulties in the past resulting from lack of continuity of management, the staggered election of directors tends to promote this continuity because only about one-third of the board of directors is subject to election each year. Staggered terms therefore guarantee that approximately two-thirds of the directors or more at any one time have had at least one year of experience as our directors. Staggered terms for members of the board of directors also moderate the pace of change in the board of directors by extending the time required to elect a majority of directors from one year to two years. It would be impossible, assuming no resignations or removals of directors for cause, for our shareholders to change a majority of our directors at any annual meeting should they consider such a change desirable, unless they controlled the sufficient shareholder and director votes to amend our charter and bylaws. These results may have an anti-takeover effect.

        Charter Amendments.    Our charter provides that certain amendments to our charter will require approval of the holders of at least 2/3 of the outstanding shares of our common stock. This restriction applies to amendments regarding the following provisions of the charter:

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  Director nominations must be provided at least 120 days prior to a meeting at which directors are to be elected;

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  Classification of the board, as discussed above;

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  Any director may be removed for "cause" by a majority of the board;

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  Board vacancies may be filled by an 80% vote of the board until the next annual meeting of shareholders; and

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  Enumerated powers of the board.

Anti-Takeover Provisions in the TBCA

        In addition to certain of the provisions in our charter discussed above, Tennessee has adopted a series of statutes that can have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares.

        Business Combination Act.    The Tennessee Business Combination Act, or Business Combination Act, provides that a party owning 10% or more of the stock in a "resident domestic corporation," an "interested shareholder," cannot engage in a business combination with the resident domestic corporation unless the combination (i) takes place at least five years after the interested shareholder first acquired 10% or more of the resident domestic corporation, and (ii) either (a) is approved by at least 2/3 of the non-interested voting shares of the resident domestic corporation or (b) satisfies certain fairness conditions specified in the Business Combination Act.

        A business combination with an entity can proceed without delay when approved by the resident domestic corporation's board of directors before the other entity becomes an interested shareholder. Further, the Business Combination Act does not apply when the resident corporation enacts a charter amendment or bylaw removing itself entirely from the Business Combination Act. Such a charter amendment or bylaw must be approved by a majority of the shareholders who have held shares for more than one year prior to the vote. It may not take effect for at least two years after the vote. We have not adopted a charter or bylaw amendment removing ourselves from coverage under the Business Combination Act.

        The Business Combination Act further provides an exemption from liability for officers and directors of resident domestic corporations who do not approve proposed business combinations or charter amendments and bylaws removing their corporations from the Business Combination Act's coverage as long as the officers and directors act in "good faith belief" that the proposed business combination would adversely affect their corporation's employees, customers, suppliers or the communities in which their corporation operates and these factors are permitted to be considered by the board of directors under the charter.

        Greenmail Act.    The Tennessee Greenmail Act, or TGA, applies to any corporation chartered under the laws of Tennessee that has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act. Because our common stock is traded on The NASDAQ Global Market, we are subject to the TGA. The TGA provides that it is unlawful for any corporation or a subsidiary of a corporation, to purchase, either directly or indirectly, any of its shares at a price above the market value, as defined in the TGA, from any person who holds more than 3% of the class of the securities to be purchased if the person has held the shares for less than two years, unless either the purchase is first approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued or the corporation makes an offer, of at least equal value per share, to all holders of shares of the class.

DESCRIPTION OF DEBT SECURITIES

Debt May be Senior or Subordinated

        We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise provided in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our senior indebtedness. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. If issued, there will be one indenture for senior debt securities and one for subordinated debt securities.

        The summary description below of certain common provisions of an indenture and the related debt securities and any summary description of an indenture and debt securities in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such indenture and debt security. The forms of the indenture and the debt security relating to any particular issue of debt securities will be filed with the SEC each time we issue debt securities, and you should read those documents for provisions that may be important to you.

Payments

        We may issue debt securities from time to time in one or more series. The provisions of each indenture may allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that issue.

        Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities.

Terms Specified in Prospectus Supplement

        The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

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  classification as senior or subordinated debt securities and the specific designation;

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  aggregate principal amount, purchase price and denomination;

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  currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

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  date of maturity;

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  the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

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  the interest payment dates, if any;

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  the place or places for payment of the principal of and any premium and/or interest on the debt securities;

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  any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

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  whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

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  whether we will issue the debt securities in definitive form and under what terms and conditions;

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  the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

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  information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

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  any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

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  the depository for global certificated securities, if any; and

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  any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Debt Securities

        Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

Subordination Provisions

        The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture. The indenture for any subordinated debt securities will define the applicable "senior indebtedness." Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

        The applicable prospectus supplement will describe the circumstances under which we may withhold payment of principal of, or any premium or interest on, any subordinated debt securities. In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or their representatives or trustees in accordance with the priorities then existing among such holders as calculated by us until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered to, the holders of the senior indebtedness or their representatives or trustees at the time outstanding in accordance with the priorities then existing among such holders as calculated by us for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Covenants

        The applicable prospectus supplement will contain, where applicable, the following information about any senior debt securities issued under it:

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  the terms and conditions of any restrictions on our ability to create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance; and

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  the terms and conditions of any restrictions on our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person.

Events of Default

        The indenture for any debt securities will provide holders of the securities with the terms of remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture may provide for the issuance of debt securities in one or more series and whether an event of default has occurred may be determined on a series by series basis. The events of default will be defined under the indenture and described in the prospectus supplement.

        The prospectus supplement will contain:

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  the terms and conditions, if any, by which the securities holders may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

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  the terms and conditions, if any, under which all of the principal and all debt securities and interest accrued thereon shall be immediately due and payable.

        The prospectus supplement will also contain a description of the method by which the holders of the outstanding debt securities may annul past declarations of acceleration of, or waive past defaults of, the debt securities.

        The indenture will contain a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. The prospectus supplement will contain a description of the method by which the holders of outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.

        The indenture will provide that no individual holder of debt securities may institute any action against us under the indenture, except as provided in the indenture. The prospectus supplement will contain a description of the circumstances under which a holder may exercise the right to institute such actions.

        The indenture will contain a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge

        The prospectus supplement will contain a description of our ability to eliminate most or all of our obligations on any series of debt securities prior to maturity provided we comply with the provisions described in the prospectus supplement.

        We will also have the ability to discharge most or all of our obligations under any series of debt securities at any time, which we refer to as "defeasance." We may also be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants limiting consolidations, mergers, and asset sales, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called "covenant defeasance." The conditions we must satisfy to exercise covenant defeasance with respect to a series of debt securities will be described in the applicable prospectus supplement.

Modification of the Indenture

        The prospectus supplement will contain a description of our ability and the terms and conditions under which, with the applicable trustee, we may enter into supplemental indentures which make certain changes that do not adversely affect in any material respect the interests of the holders of any series without the consent of the holders of debt securities issued under a particular indenture.

        The prospectus supplement will contain a description of the method by which we and the applicable trustee, with the consent of the holders of outstanding debt securities, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. The prospectus supplement will also describe the circumstances under which we may not exercise on this right without the consent of each holder that would be affected by such change.

Regarding the Trustee

        We will designate the trustee under the senior and subordinated indentures, as applicable, in a prospectus supplement. From time to time, we may enter into banking or other relationships with the trustee or its affiliates. The trustee may resign or be removed, and a successor trustee may be appointed.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or our debt securities. We may issue warrants independently or together with any other securities pursuant to any prospectus supplement, and warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

        The summary description below of certain common provisions of a warrant and any summary description of the warrant in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the corresponding warrant agreement and warrant certificate. The forms of a warrant agreement and the warrant certificate relating to any particular series of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable, the following:

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  the offering price, if any;

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  the number of warrants offered;

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  the securities underlying the warrants;

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  the exercise price and the amount of securities that holders will receive upon exercise;

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  the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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  the rights, if any, we have to redeem the warrants;

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  the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

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  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

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  the date on and after which the warrants and the related securities will be separately transferable;

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  the name of the warrant agent, if any;

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  a discussion of certain federal income tax considerations; and

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  any other material terms of the warrants.

        After a warrant expires it will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holders of that series of warrants.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the "bank depositary." Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        The summary description below of certain common provisions of a deposit agreement and the related depositary receipts and any summary description of the deposit agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such deposit agreement and depositary receipts. The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. If the bank depositary determines that it is not feasible to make the distribution of property, however, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder's depositary shares. The bank depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the bank depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares, however, will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the bank depositary or us only if:

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  all outstanding depositary shares have been redeemed; or

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  there has been a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding up, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of whole shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Bank Depositary

        The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the deposit agreement.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

        Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the bank depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF RIGHTS

        We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. Unless otherwise provided in an applicable prospectus supplement, no fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

        The summary description below of certain common provisions of a rights agreement and the related rights and any summary description of the rights agreement and rights in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such rights agreement and the corresponding rights certificate. The forms of the rights agreement and the rights certificate relating to any particular issue of rights will be filed with the SEC each time we issue rights, and you should read those documents for provisions that may be important to you.

Exercise Price

        Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects, our capital requirements, the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering and general conditions in the securities markets, especially for securities of financial institutions. The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights' exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

        The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be identified in the applicable prospectus supplement. We will pay all fees charged by any subscription agent or escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable.

Expiration of Rights

        The applicable prospectus supplement will set forth the expiration date and time for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire, will no longer be exercisable and will have no value. We will extend the expiration date as required by applicable law and may, in our sole discretion, extend the expiration date for other reasons. If we elect to extend the expiration date, we will issue a press release announcing such extension prior to the scheduled expiration date.

Withdrawal and Termination

        We may withdraw the rights offering at any time prior to the expiration date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

        Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

        We will not be required to issue to any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

        We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to the holders, shares of our common stock or preferred stock, debt securities, warrants, depositary shares or units, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

        This summary description of certain general terms of purchase contracts and any summary description of purchase contracts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable purchase contract. The forms of the purchase contracts and, if applicable, collateral or depositary arrangements relating to any particular issue of purchase contracts will be filed with the SEC each time we issue these securities, and you should read those documents for provisions that may be important to you. In addition, United States federal income tax considerations applicable to the purchase contracts may also be discussed in the applicable prospectus supplement.

        The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder's obligations under the original purchase contract.

        The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include our common stock, preferred stock, debt securities, warrants, depositary shares or units, and which may secure the holder's obligations to purchase the purchase contract security under the purchase contract.

        The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Therefore, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        This summary description of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

        The prospectus supplement relating to a particular issue of units will describe the terms of those units, including, where applicable, the following:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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  the terms of the unit agreement governing the units;

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  United States federal income tax considerations relevant to the units; and

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  whether the units will be issued in fully registered global form.

PLAN OF DISTRIBUTION

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we and certain holders of our securities may sell the offered securities in any one or more of the following ways from time to time:

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  through agents;

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  to or through underwriters;

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  through dealers;

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  directly by us or any selling security holders to purchasers; or

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  through remarketing firms.

        Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

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  on or through the facilities of the NASDAQ Stock Market, LLC or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

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  to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.

        At-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

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  the name or names of any selling security holders, underwriters, dealers or agents;

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  the purchase price of the offered securities and the proceeds to us from such sale;

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  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

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  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange on which such offered securities may be listed.

        Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.

        Offers to purchase the offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable "best efforts" basis for the period of its appointment.

        If underwriters are used in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the applicable prospectus supplement, the underwriters are subject to certain conditions precedent and will be obligated to purchase all the offered securities of a series if they purchase any of the offered securities.

        If a dealer is used in the sale of the offered securities, we or selling security holders will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement. The dealer may be deemed to be an underwriter under the Securities Act.

        Offers to purchase the offered securities may be solicited directly by us or selling security holders, and the sale thereof may be made by us or selling security holders directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

        We or selling security holders may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the offered securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations, and will include any required information about commissions we may pay for soliciting these contracts.

        The offered securities may also be offered and sold by a remarketing firm in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the offered securities pursuant to the terms of the offered securities. Any remarketing firm will be identified and the terms of its agreements with us or selling security holders and its compensation will be described in the applicable prospectus supplement.

        In connection with the sale of the offered securities, agents, underwriters, dealers or remarketing firms may receive compensation from us or from purchasers of the offered securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Selling security holders, agents, underwriters, dealers and remarketing firms that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because selling security holders may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, selling security holders may be subject to the prospectus delivery requirements of the Securities Act.

        Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

        Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or selling security holders in the ordinary course of business.

VALIDITY OF SECURITIES

        Unless otherwise indicated below or in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee. Any underwriters will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

        The consolidated financial statements of Tennessee Commerce Bancorp, Inc. as of December 31, 2008 and for each of the years in the three-year period ended December 31, 2008 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KraftCPAs PLLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.